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EXHIBIT 24.1

POWER OF ATTORNEY
OWENS-ILLINOIS GROUP, INC.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James W. Baehren, Jeffrey A. Denker, or either of them, individually, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation and post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ JOSEPH H. LEMIEUX Joseph H. Lemieux	Chairman and Chief Executive Officer (Principal Executive Officer)	March 12, 2003
/s/ THOMAS L. YOUNG Thomas L. Young	President; Director	March 12, 2003
/s/ JAMES W. BAEHREN James W. Baehren	Vice President and Secretary; Director	March 12, 2003
/s/ JEFFREY A. DENKER Jeffrey A. Denker	Treasurer (Principal Financial Officer)	March 12, 2003
/s/ EDWARD C. WHITE Edward C. White	Controller and Chief Accounting Officer (Principal Accounting Officer); Director	March 12, 2003

 POWER OF ATTORNEY
OWENS BROCKWAY GLASS CONTAINER INC.

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James W. Baehren, Jeffrey A. Denker, or either of them, individually, as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation and post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ JOSEPH H. LEMIEUX Joseph H. Lemieux	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer); Director	February 14, 2003
/s/ THOMAS L. YOUNG Thomas L. Young	Executive Vice President, Administration and General Counsel; Director	February 14, 2003
/s/ GARY F. COLTER Gary F. Colter	Director	February 14, 2003
/s/ ROBERT J. DINEEN Robert J. Dineen	Director	February 14, 2003
/s/ EDWARD A. GILHULY Edward A. Gilhuly	Director	February 14, 2003
/s/ JAMES H. GREENE, JR. James H. Greene, Jr.	Director	February 14, 2003
/s/ ANASTASIA D. KELLY Anastasia D. Kelly	Director	February 14, 2003
/s/ JOHN J. MCMACKIN, JR. John J. McMackin, Jr.	Director	February 14, 2003
/s/ MICHAEL W. MICHELSON Michael W. Michelson	Director	February 14, 2003

/s/ GEORGE R. ROBERTS George R. Roberts	Director	February 14, 2003
/s/ JEFFREY A. DENKER Jeffrey A. Denker	Treasurer (Principal Financial Officer)	February 14, 2003
/s/ EDWARD C. WHITE Edward C. White	Vice President and Comptroller (Principal Accounting Officer)	February 14, 2003

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POWER OF ATTORNEY OWENS-ILLINOIS GROUP, INC.
POWER OF ATTORNEY OWENS BROCKWAY GLASS CONTAINER INC.